Exhibit 99.1

ALLIANCE MMA 590 MADISON AVENUE NEW YORK, NY 10022 www.rubensteinpr.com RUBENSTEIN PUBLIC RELATIONS CONTACT: KRISTIE GALVANI 212-805-3005 KGALVANI@RUBENSTEINPR.COM

ALLIANCE MMA APPOINTS DIRECTOR OF EVENT SALES & MARKETING

Scott Viscomi to Work with Sponsors to Increase Incremental Revenue

NEW YORK, NY – February 9th, 2017 – Alliance MMA, Inc. (“Alliance MMA” or the “Company”) (NASDAQ: AMMA), a mixed martial arts (MMA) organization that promotes live professional MMA events in numerous major markets across the country, announced today that Scott Viscomi has been hired as Director, Event Sales & Marketing.

As Director, Event Sales & Marketing, Viscomi will work cooperatively with James Byrne, Chief Marketing Officer, and the General Managers by territory to create incremental revenue through local, regional, and national sponsorships.

“A critical aspect of my role with the Company is accountability for the profitability of each of our promotions, so I am especially pleased that Scott has joined our team,” said Byrne.  “I believe his proven track record of driving top-line revenue will prove to be invaluable to our enterprise going forward.”

Currently Alliance MMA operates seven regional MMA promotion brands: New Jersey-based Cage Fury Fighting Championship (CFFC), Washington-based Combat Games MMA (COGA), Indiana-based Hoosier Fight Club (HFC), Tennessee-based V3 Fights, Maryland-based Shogun Fights, Ohio-based Iron Tiger Fight Series (IT Fight Series), and most recently Florida-based Fight Time Promotions. The Company also plans to introduce a presence in the San Diego market in the near future.

“Alliance MMA is building a powerful national footprint that enables both buying efficiencies and economies of scale for sponsors,” said Viscomi. “Where else can an emerging brand get the experiential, digital and broadcast television marketing opportunities that Alliance MMA can provide? My office will assist our promoters by managing the entire business cycle of sponsorship procurement so they can focus on developing the next MMA super stars of tomorrow.”

Viscomi has an extensive background in sales and business development. Most recently, he was Managing Director USA of Adidas Combat Sports. Viscomi earned his Masters of Business Administration (MBA) at Pepperdine University and Bachelor of Science in Philosophy from Jacksonville University.

About Alliance MMA, Inc.

Alliance MMA (NASDAQ: AMMA) is a mixed martial arts organization offering premier promotional opportunities for aspiring mixed martial arts (MMA) fighters who wish to advance to the sport’s highest level of professional competition. Alliance MMA’s mission is to identify and cultivate the next generation of fighters and champions for the Ultimate Fighting Championship (UFC) and other premier MMA promotions.

With some of the world’s leading MMA promotions under the Alliance MMA umbrella, the organization aims eventually to host in excess of 125 events per year, showcasing more than 1,000 fighters. Alliance MMA is also dedicated to generating live original sports media content, attracting an international fan base, and securing major brand sponsorship revenue for live MMA events, digital media and Alliance MMA fighters.

MMA is the world’s fastest growing sport with worldwide fans of approximately 300 million according to sports marketing research firm Repucom. MMA is a full contact sport that allows a wide range of fighting techniques, including striking and grappling from various martial arts and disciplines including Boxing, Wrestling, Brazilian Jiu Jitsu, Karate and Muay Thai. Professional MMA fights are legal and regulated by state athletic commissions in all 50 states.

Alliance MMA, Inc. was incorporated in 2015 for the purpose of acquiring businesses that engage in the promotion of mixed martial arts (MMA) events. In 2016, the company completed an initial public offering which culminated in a listing on the NASDAQ stock exchange. Alliance MMA is the only mixed martial arts promotion company that is publicly traded.

For more information visit, www.alliancemma.com

Or contact:

James Platek

Director, Investor Relations

Alliance MMA, Inc.

590 Madison Avenue

New York NY 10022

(212) 739-7825, x707

Kristie Galvani

Rubenstein Public Relations

kgalvani@rubensteinpr.com

212-805-3005

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, those discussed under the heading “Risk Factors” in our registration statement on Form S-1 (Registration No. 333-213166) declared effective by the Securities and Exchange Commission on September 2, 2016. Alliance MMA encourages you to review other factors that may affect its future results in Alliance MMA’s registration statement and in its other filings with the Securities and Exchange Commission.